UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017 (February 1, 2017)

Entercom Communications Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610)-660-5610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Explanatory Note

On February 2, 2017, Entercom Communications Corp. (the “Company”), Constitution Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), CBS Corporation, a Delaware corporation (“CBS”) and CBS Radio Inc., a Delaware corporation and an indirect wholly owned subsidiary of CBS (“CBS Radio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will combine with CBS’s radio business (the “CBS Radio Business”) in a two-step all-stock “Reverse Morris Trust” transaction that will involve (i) a separation of CBS Radio from CBS followed by (ii) a merger of CBS Radio with Merger Sub (together, the “Transactions”).

In connection with the Transactions and pursuant to a Master Separation Agreement, dated as of February 2, 2017 among CBS and CBS Radio (the “Separation Agreement”), CBS will, among other things, transfer the CBS Radio Business to CBS Radio (the “Reorganization”) and, thereafter, will distribute (the “Distribution”) to the CBS common shareholders all of the issued and outstanding shares of common stock, par value $0.01 per share, of CBS Radio (the “CBS Radio Common Stock”), as further described below.

Immediately following the Distribution, in accordance with and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into CBS Radio (the “Merger”), with CBS Radio continuing as the surviving company in the Merger and as a wholly owned subsidiary of the Company.

Upon consummation of the transactions contemplated by the Merger Agreement, each share of CBS Radio Common Stock outstanding will automatically be converted into one share of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) such that former holders of CBS Radio Common Stock will receive approximately 105 million shares of Company Class A Common Stock, representing approximately 72% of the issued and outstanding Company Class A Common Stock on a fully diluted basis following the Merger in the aggregate, and the existing holders of Company Class A Common Stock will own the remaining 28% of the issued and outstanding Company Class A Common Stock on a fully diluted basis following the Merger in the aggregate.

Separation Agreement

The Separation Agreement governs the rights and obligations of CBS and CBS Radio regarding the Reorganization, and provides, among other things, for the transfer by CBS to CBS Radio of certain assets, and the assumption by CBS Radio of certain liabilities, related to the CBS Radio Business. The Separation Agreement also governs the rights and obligations of CBS and CBS Radio regarding the Distribution. The Distribution will be effected through an exchange offer of currently issued and outstanding shares of common stock of CBS for CBS Radio Common Stock, which would be followed by a pro rata, clean-up distribution of any unsubscribed shares.

The Separation Agreement sets forth other agreements between CBS, CBS Radio and the Company related to the Distribution, including provisions concerning the termination and settlement of intercompany accounts and obtaining of necessary governmental approvals and third-party consents. The Separation Agreement also sets forth agreements that govern certain aspects of the relationship between CBS, CBS Radio and the Company after the Distribution, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information and access to and provision of records. The parties have mutual ongoing indemnification obligations following the Distribution with respect to losses related to the CBS Radio Business and CBS business, respectively.

Consummation of the Distribution is subject to the satisfaction or waiver of all conditions under the Merger Agreement.

Agreement and Plan of Merger

The Merger Agreement provides the material terms of the Merger, pursuant to which CBS Radio will become a wholly owned subsidiary of the Company.

The Merger Agreement provides that, immediately following the Distribution, Merger Sub will merge with and into CBS Radio, with CBS Radio surviving the Merger as a wholly owned subsidiary of the Company. At the effective time of the Merger, each outstanding share of CBS Radio’s common stock will be converted into the right to receive an equal number of shares of Company Class A Common Stock, on the terms and subject to the conditions of the Merger Agreement. After the completion of the Merger, former holders of CBS common stock and existing shareholders of the Company will own approximately 72% and 28%, respectively, of the Company’s common stock on a fully-diluted basis.

The Merger Agreement provides that, following the consummation of the Merger, the Company’s Board of Directors will be comprised of nine members including four CBS selected directors. The Company and the Company’s Class A directors will select the remaining five directors. In addition, two of CBS’s designees to the Board of Directors will agree to resign upon the earlier of six months following the Closing or the first post-Closing annual meeting of the Company’s shareholders.

The Merger Agreement contains customary and generally reciprocal representations and warranties made by each of CBS, the Company and Merger Sub. CBS and the Company have also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct their respective material operations in the ordinary course of business consistent with past practice, (ii) not to take certain actions prior to the closing of the Merger without the prior consent of the other, (iii) for CBS not to compete in certain business operations with the Company for two years following the closing of the Merger, including the over-the-air radio broadcasting business and the distribution of audio programming for broadcasting, in each case subject to customary exceptions and (iv) for CBS not to solicit or hire any CBS Radio employees for at least 18 months from the closing of the Merger, subject to customary exceptions.

In addition, the Company has agreed (i) to cause a shareholder meeting to be held for the purpose of voting upon (a) the amendment of the Company’s charter to increase the number of authorized shares of Company Class A Common Stock and the issuance of shares of Company Class A Common Stock pursuant to the Merger (together, the “Stock Issuance”) and (b) the amendment to the charter of the Company in order to provide that the Company’s board of directors be classified, effective as of the closing of the Mergers (together with the Stock Issuance, the “Company Shareholder Approvals”), (ii) not to solicit other acquisitions proposals and, except under limited circumstances and with respect to unsolicited proposals, not to enter into discussions concerning, or provide information in connection with, alternative transactions, (iii) not to submit any alternative proposal for one year after termination of the Merger Agreement under certain circumstances and (iv) subject to certain exceptions, to recommend that the Company’s shareholders vote in favor of the Company Shareholder Approvals.

In addition, on February 2, 2017, Joseph M. Field, who holds a controlling voting interest in the Company through his ownership of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”), entered into a voting agreement with the Company, pursuant to which Mr. Field has committed to vote in favor of the Company Shareholder Approvals and not to tender into or vote for any alternative proposal for one year after termination of the Merger Agreement under certain circumstances, subject to the terms and conditions of such voting agreement. The voting agreement is included as Exhibit I to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Merger Agreement also provides that CBS Radio and CBS shall use their respective reasonable best efforts to consummate certain financing transactions in order to repay certain indebtedness of the Company (the “CBS Radio Financing”) and, if the commitments for the CBS Radio Financing become unavailable on the terms agreed, to obtain alternative financing.

Consummation of the Merger is subject to various conditions, including, among others, (i) the consummation of the Reorganization and the Distribution in accordance with the Separation Agreement; (ii) the effectiveness of the Company’s registration statement registering the Company Class A Common Stock to be issued pursuant to the Merger Agreement, and any other required Registration Statement (as defined in the Merger Agreement); (iii) approval of the Company Shareholder Approvals by the requisite vote of the Company’s shareholders; (iv) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) receipt of all necessary consents from the Federal Communications Commission and certain other state communications authorities for the Transactions; (vi) receipt of opinions of counsel to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (vii) prior to or substantially simultaneously with the effectiveness of the Merger, the receipt by CBS Radio of the CBS Radio Financing; (viii) material compliance by each party with the covenants in the Merger Agreement and (ix) the absence of breaches of representations and warranties that would have a material adverse effect on the Company or CBS Radio. The parties have agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals for the Merger.

The Merger Agreement provides for certain mutual termination rights of the Company and CBS, including the right of either party to terminate the Merger Agreement: (i) if the Merger is not consummated prior to November 2, 2017, which date may be extended to May 2, 2018, by either party under certain circumstances (the “Outside Date”); (ii) if a Governmental Authority (as defined in the Merger Agreement) issues an Order (as defined in the Merger Agreement) permanently enjoining the consummation of the Merger or imposing a Burdensome Restriction (as defined in the Merger Agreement); (iii) the U.S. Federal Communications Commission denies the FCC Application with respect to a material license; (iv) if the approval of the Company Shareholder Approvals has not been obtained at a duly convened meeting of the Company’s shareholders held therefor; (v) if any law permanently restrains, enjoins or makes illegal the consummation of the Transactions and such law becomes effective; (vi) in the event that the other party breaches any of its representations, warranties, covenants or other agreements in the Merger Agreement (and, in the case of CBS, in the Separation Agreement) such that certain closing conditions are not able to be satisfied, and such breach is not cured within 30 days of notice of such breach by the other party; or (vii) if, prior to approval by the Company’s shareholders of the Company Shareholder Approvals, the board of directors of the Company makes a change in recommendation, in accordance with the terms of the Merger Agreement.

In addition, CBS may terminate the Merger Agreement if the Company’s board of directors changes its recommendation that the Company’s shareholders approve the Charter Amendments, other than as described above.

If the Merger Agreement is terminated by CBS or the Company under certain circumstances, then the Company is obligated to pay CBS a onetime fee equal to $30 million (the “Acquiror Termination Fee”). The Company must pay the Acquiror Termination Fee upon or after termination of the Merger Agreement under the following circumstances:

•	if (a) an alternative acquisition proposal is publicly announced to acquire at least 50% of Company Class A Common Stock, at least 50% of the Company’s assets or Company assets that generate at least 50% of the Company’s net revenue or net income; (b) thereafter the Merger Agreement is terminated (i) by CBS or the Company if the Company Shareholder Approvals have not been obtained, (ii) by CBS or the Company if the Merger does not close by the Outside Date (if the Company Shareholder Approvals have not theretofore been obtained) or (iii) by CBS if the Company has committed a material and uncured breach of its covenants set forth in the Merger Agreement; and (c) the Company consummates or enters into an agreement to consummate an alternative acquisition transaction within one-year of such termination;

•	CBS terminates the Merger Agreement because the Company’s Board of Directors changes its recommendation to be against voting in favor of the Company Shareholder Approvals;

•	The Company or CBS terminates the Merger Agreement because the Company Board of Directors changes its recommendation to against voting in favor of the Company Shareholder Approvals in response to an intervening event, as defined in the Merger Agreement;

•	The Company terminates the Merger Agreement to enter into an acquisition agreement with respect to an acquisition proposal that the Board of Directors determines to be a superior proposal pursuant to the terms of the Merger Agreement.

In addition, under certain circumstances, the Board of Directors has agreed not to submit alternative acquisition proposals or agreements to the Company’s shareholders for approval at a shareholder meeting convened prior to the twelve-month anniversary of the termination of the Merger Agreement.

Other Agreements

The parties to the Merger Agreement have agreed to enter into certain ancillary agreements related to the Transaction in the form attached to the Merger Agreement, as described below.

At or prior to the closing of the Merger, the Company, CBS and CBS Radio will enter into a Tax Matters Agreement, which will govern the Company’s, CBS’s and CBS Radio’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, tax contests, preservation of tax-free status of the transactions contemplated by the Merger Agreement and the Separation Agreement and certain other tax matters. In general, CBS will be responsible for all taxes of CBS Radio for periods before the Distribution, and the Company will be responsible for all taxes of CBS Radio for periods after the Distribution.

Different rules apply to any tax liability arising as a result of the Distribution and certain related transactions. While those transactions are intended to be tax-free, significant tax liability could arise if they are not. The Tax Matters Agreement allocates this tax liability between CBS and the Company. In general, the Company is liable for all or a portion of any resulting taxes if the Distribution is taxable as a result of any action or failure to act by the Company that affects the tax-free status of the Distribution. CBS is liable in all other cases. The form of the Tax Matters Agreement is included as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In addition, at the closing of the Merger, the Company and CBS will enter into a Transition Services Agreement, pursuant to which, after the effectiveness of the Merger, CBS will provide certain services to the Company, and the Company will provide certain services to CBS on a transitional basis to provide for an orderly separation of the CBS Radio Business. At the closing of the Merger, such parties will also enter into a Joint Digital Services Agreement, pursuant to which, after the effectiveness of the Merger, CBS will continue to operate the digital presences for CBS Radio’s sports and news radio stations and CBS Radio will provide certain related digital content and services, all on a transitional basis to provide for an orderly separation of the CBS Local Digital Media operations. Both the Transition Services Agreement and the Joint Digital Services Agreement will terminate no later than two years after the Closing. The form of the Transition Services Agreement is included as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The form of the Joint Digital Services Agreement, which is incorporated herein by reference, is included as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

In addition, at the closing of the Merger, the Merger Agreement contemplates that subsidiaries of CBS will also enter into three agreements with CBS Radio and certain subsidiaries of CBS Radio to license the use of certain intellectual property after the closing of the Merger. CBS Broadcasting will license the use of the CBS RADIO name for CBS Radio’s use for up to 12 months (the “Name License Agreement”), subject to the terms of the Name License Agreement. Second, CBS Broadcasting and certain of its subsidiaries will also enter into an agreement to license the use of “CBS” mark and certain other brands by CBS Radio and certain of its subsidiaries (the “Media License Agreement”), subject to the term of the Media License Agreement. The rights pursuant to the Media License Agreement will expire with respect to brands containing the “CBS” letters 20 years after the closing of the Merger and endure perpetually for certain other brands. Third, CBS Broadcasting and certain of its subsidiaries will enter into an agreement to license the use of certain trademarks used in connection with the CBS Radio Sports Network for use by CBS Radio and CBS Radio Sports Network, Inc., a Delaware Corporation, at least through December 31, 2020 (the “Sports License Agreement” and, together with the Name License Agreement and the Media License Agreement, the “License Agreements”), subject to the terms and conditions of the Sports License Agreement. Forms of the License Agreements are included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

In addition, on February 2, 2017, Joseph M. Field, Marie Field and David J. Field entered into a side letter with the Company, pursuant to which such shareholders agreed to, immediately prior to the closing of the transactions contemplated by the Merger Agreement, convert a specified amount of Company Class B Common Stock into Company Class A Common Stock, and to certain restrictions on the transfer of common stock (with exceptions for certain estate planning transfers) for nine months after closing of the Merger. Such stockholders also agreed to automatically convert certain of their shares of Company Class B Common Stock into shares of

Company Class A Common Stock upon the occurrence of certain events, subject to the terms and conditions of the side letter. The form of the side letter is included as Exhibit H to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Separation Agreement, Merger Agreement and the above descriptions of the transaction documents have been included to provide investors and security holders with information regarding the terms thereof. They are not intended to provide any other factual information about the Company, Merger Sub, CBS, CBS Radio, their respective subsidiaries and affiliates, or the CBS Radio Business. The Merger Agreement contains representations and warranties of the Company, Merger Sub and CBS. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and were used for the purpose of allocating risk among the respective parties. Therefore, investors and security holders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company, CBS and their subsidiaries that the respective companies include in reports and statements they file with the Securities and Exchange Commission.

The foregoing descriptions of the Separation Agreement and the Merger Agreement (and the exhibits thereto and the transactions contemplated thereby) do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibit 2.1 hereto (the Separation Agreement is included as Exhibit A to the Merger Agreement) and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2017, the Board of Directors of the Company approved an amendment (the “Bylaw Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately. The Bylaw Amendment added a new Section 10.06 to the Bylaws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state or federal court located within the Commonwealth of Pennsylvania. The foregoing description of the changes made in the Bylaws is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which was is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 2, 2017, the Company and CBS jointly issued a press release in connection with the Transactions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On February 2, 2017, the Company posted on its website, www.entercom.com, under “Investors” an investor presentation (the “Investor Presentation”), that includes, among other matters, information related to the Transactions. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 2, 2017, by and among CBS, the Company, CBS Radio

3.1	Amendment to the Amended and Restated Bylaws of the Company

99.1	Press Release, dated February 2, 2017, jointly issued by the Company and CBS

99.2	The Company’s Investor Presentation, dated February 2, 2017

Cautionary Language Concerning Forward-Looking Statements

This communication contains “forward-looking statements.” All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; risks associated with tax liabilities, or changes in U.S. federal tax laws or interpretations to which they are subject; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including advertiser clients, employees and competitors; a decline in advertising revenue and the seasonality of advertising revenue; intense competition in the broadcast radio and media distribution industries; impact on advertising rates and revenues due to technological changes and failure to timely or appropriately respond to such changes; ability to attract new and retain existing advertiser clients in the manner anticipated; increases in or new royalties; high fixed costs; ability to hire and retain key personnel; failure to protect our intellectual property; availability of sources of funding on favorable terms or at all; changes in legislation or governmental regulations affecting the companies; economic, social or political conditions that could adversely affect the companies or their advertiser clients; conditions in the credit markets; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”) by Entercom Communications Corp. (“Entercom”) and CBS Corporation (“CBS”) (to the extent they relate to CBS Radio Inc. and its relevant subsidiaries (“CBS Radio”)). We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

Entercom will file with the SEC a registration statement on Form S-4, which will include the proxy statement of Entercom that will also constitute a prospectus of Entercom (the “proxy statement/prospectus”), CBS will file with the SEC a Schedule TO with respect to the proposed exchange offer and CBS Radio will file with the SEC a registration statement on Form S-1, Form S-4 and/or Form 10 that will include a prospectus of CBS Radio relating to the proposed exchange offer (together with the proxy statement/prospectus and the Schedule TO, the “Disclosure Documents”). INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DISCLOSURE DOCUMENTS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENTERCOM, CBS, CBS RADIO, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Disclosure Documents and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Disclosure Documents and other documents filed with the SEC on Entercom’s website at www.Entercom.com (for documents filed with the SEC by Entercom) or on CBS’s website at www.cbs.com (for documents filed with the SEC by CBS).

Participants in the Solicitation

Entercom, CBS, CBS Radio and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Entercom in respect of the proposed transactions contemplated by the definitive proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Entercom in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus filed with the SEC. Information regarding Entercom’s and CBS’s directors and executive officers is contained in Entercom’s and CBS’s respective Annual Reports on Form 10-K for the year ended December 31, 2015, and their Proxy Statements on Schedule 14A, filed on March 18, 2016 and April 15, 2016, respectively, which have been filed with the SEC and can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

Date: February 2, 2017	By:	/s/ Andrew P. Sutor, IV
	Name:	Andrew P. Sutor, IV
	Title:	Senior Vice President

ENTERCOM COMMUNICATIONS CORP.

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 2, 2017, by and among CBS, the Company, CBS Radio

3.1	Amendment to the Amended and Restated Bylaws of the Company

99.1	Press Release, dated February 2, 2017, jointly issued by the Company and CBS

99.2	The Company’s Investor Presentation, dated February 2, 2017